Exhibit 99.1

XERIS BIOPHARMA PROVIDES BUSINESS UPDATE AND REAFFIRMS 2021 GUIDANCE

Preliminary 2021 full-year pro forma net sales at high-end of $76-80 million guidance, representing approximately 55% growth from 2020

Year-end 2021 preliminary cash, cash equivalents, and investments of approximately $102 million

20+ million Medicaid lives in IL, TN, PA, OH, and CA have unrestricted access to Gvoke®, effective January 1, 2022

CHICAGO, IL; January 18, 2022 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS) (“Xeris” or the “Company”), a biopharmaceutical company developing and commercializing unique therapies for patient populations in endocrinology, neurology, and gastroenterology, today announced a business update and reaffirmed its 2021 pro forma net sales and year-end cash balance guidance.

“We are proud to have ended 2021 on a strong note with continued growth of Gvoke and Keveyis®, delivering net sales at the upper end of our guidance range, over $100 million of cash, cash equivalents, and investments on the balance sheet, and the approval of our third commercial product, Recorlev®. 2022 is off to a good start with an additional $30 million on our balance sheet and the near-term launch of Recorlev,” said Paul R. Edick, Chairman and CEO of Xeris Biopharma.

“Since the launch of Gvoke, we have persistently worked to make Gvoke accessible for as many people with diabetes as possible. There are over 6.8 million people with diabetes on insulin at risk of a severe hypoglycemic event, and we think every one of them should have access to a ready-to-use product such as Gvoke. We are very pleased that a growing number of Medicaid lives now have unrestricted access to Gvoke,” said Mr. Edick.

These estimated financial results are preliminary and subject to further review by the Company and its external auditors. Xeris will report fourth quarter and full year 2021 actual financial results in March 2022. The Company also anticipates giving guidance for full-year 2022 net sales and cash runway at that time. Investors are cautioned not to place undue reliance on these preliminary and unaudited estimates in the event of material changes.

About Xeris Biopharma
Xeris (Nasdaq: XERS) is a biopharmaceutical company developing and commercializing unique therapies for patient populations in endocrinology, neurology, and gastroenterology. Xeris has two commercially available products; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia, and Keveyis®, the first and only FDA-approved therapy for primary periodic paralysis. In addition, Recorlev® was recently approved by the U.S. Food and Drug Administration for the treatment of endogenous Cushing’s syndrome. Xeris also has a robust pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its proprietary formulation technology platforms, XeriSol™ and XeriJect™, supporting long-term product development and commercial success.

Xeris is headquartered in Chicago, IL. For more information, visit www.xerispharma.com or follow us on Twitter, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release about future expectations, plans, and prospects for Xeris Biopharma Holdings, Inc., including statements regarding projections, estimates and forecasts of net sales, cash balance and other financial and performance metrics, expectations regarding the accessibility and acceptance of Gvoke in the market, expectations with respect to the commercial launch of Recorlev and other statements containing the words “will,” “would,” “continue,” “may,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the market’s acceptance of Xeris’ commercial products, Xeris’ reliance on third-party suppliers for Gvoke®, Ogluo®, Keveyis®, and Recorlev®, the regulatory approval of its product candidates, its ability to market and sell its products, the impact of the COVID-19 pandemic on Xeris, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments, and the other risks described in Xeris’ Quarterly Report on Form 10-Q and other reports we file from time to time with the SEC. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Xeris’ plans with respect to its products and product candidates, Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Additional information about economic, competitive, governmental, technological, and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC, and other important factors in Xeris’ subsequent filings with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Any forward-looking statements in this communication are based upon information available to Xeris, as of the date of this communication and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, Xeris does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
(312) 736-1237